Exhibit 99.1

2005-10

Contact: R. Scott Amann
Vice President, Investor Relations
(713) 513-3344

COOPER CAMERON TO WEBCAST CONFERENCE REMARKS

HOUSTON (May 18, 2005) — Cooper Cameron Corporation Senior Vice President and Chief Financial Officer Franklin Myers will participate in a breakout session at the UBS Global Oil & Gas Conference on Thursday, May 26, 2005. His remarks will be available on a live webcast.

The audio of the conference session will be accessible through a link on Cooper Cameron’s website, located at www.coopercameron.com, and is scheduled to begin at 12:20 p.m. Eastern time (11:20 a.m. Central). In addition, the associated slides may be viewed on Cooper Cameron’s website during the remarks. The session will be archived on Cooper Cameron’s website for one week beginning the day after the live webcast.

Cooper Cameron Corporation (NYSE: CAM) is a leading international manufacturer of oil and gas pressure control equipment, including valves, wellheads, controls, chokes, blowout preventers and assembled systems for oil and gas drilling, production and transmission used in onshore, offshore and subsea applications, and provides oil and gas separation equipment. Cooper Cameron is also a leading manufacturer of centrifugal air compressors, integral and separable gas compressors and turbochargers.

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Website: www.coopercameron.com